Filed Pursuant to Rule 424(b)(5)
Registration No. 333-226796
This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities in any jurisdiction where the offer or sale is not permitted and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 17, 2020
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated August 17, 2018)
Units consisting of
Common Shares or
Pre-Funded Warrants to Purchase Common Shares and
Class E Warrants to Purchase Common Shares

Seanergy Maritime Holdings Corp.
We are offering     units consisting of one common share and one Class E Warrant to purchase one common share.
Each Class E Warrant will be immediately exercisable at an exercise price of $    per share and expire five years after the issuance date.
We are also offering to each purchaser, with respect to the purchase of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase units including one pre-funded warrant in lieu of one common share in the unit. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The purchase price of each unit including a pre-funded warrant will be equal to the price per unit including one common share, minus $0.01, and the remaining exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. For each unit including a pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of units including a common share we are offering will be decreased on a one-for-one basis.
We are also registering the common shares included in the units and the common shares issuable from time to time upon exercise of the Class E Warrants and pre-funded warrants offered hereby.
The common shares and pre-funded warrants, if any, can each be purchased in this offering only with the accompanying Class E Warrant (other than pursuant to the option of the representative of the underwriters to purchase additional securities) as part of a unit, but the components of the units will immediately separate upon issuance.
Our common shares are listed on the Nasdaq Capital Market under the symbol “SHIP”. On August 14, 2020, the last reported sale price of our common shares on the Nasdaq Capital Market was $1.25 per share.
There is currently no established trading market for the units, pre-funded warrants, or Class E Warrants, and we do not expect one to develop.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, on page 3 of the accompanying prospectus and in our annual report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference herein, to read about the risks you should consider before purchasing our securities.
Neither the U.S. Securities and Exchange Commission, or the Commission, nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)(2)
Proceeds to the company, before expenses(2)	$	$
(1)	See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.
(2)
We have granted the representative of the underwriters in this offering an option for a period of 45 days to purchase up to     additional common shares and/or pre-funded warrants and/or     additional Class E Warrants from us. If the representative exercises the option in full, the total underwriting discounts will be $   , and the total proceeds to us, before expenses, will be $   .

The underwriters expect to deliver the units to purchasers on or about    , 2020.
Sole Bookrunning Manager	Lead Manager
MAXIM GROUP LLC	FEARNLEY SECURITIES
The date of this prospectus supplement is    , 2020

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Commission utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and disclosure about the securities we may offer from time to time, some of which does not apply to this offering of securities. When we refer to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated into each by reference include important information about us and the securities being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading, “Where You Can Find Additional Information” in this prospectus supplement and the accompanying prospectus before investing in our securities.
Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different from the foregoing. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless otherwise indicated, all references to “$” and “dollars” in this prospectus supplement are to United States dollars, and financial information presented in this prospectus is derived from financial statements that are incorporated by reference and were prepared in accordance with accounting principles generally accepted in the United States. We have a fiscal year end of December 31.
S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements in this prospectus supplement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward- looking statements.
In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:
•	changes in shipping industry trends, including charter rates, vessel values and factors affecting vessel supply and demand;
•	changes in seaborne and other transportation patterns;
•	changes in the supply of or demand for dry bulk commodities, including dry bulk commodities carried by sea, generally or in particular regions;
•	changes in the number of newbuildings under construction in the dry bulk shipping industry;
•	changes in the useful lives and the value of our vessels and the related impact on our compliance with loan covenants;
•	the aging of our fleet and increases in operating costs;
•	changes in our ability to complete future, pending or recent acquisitions or dispositions;
•	our ability to achieve successful utilization of our expanded fleet;
•
changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion or expected capital spending or operating expenses;
•	changes in the availability of crew, number of off-hire days, classification survey requirements and insurance costs for the vessels in our fleet;
•
changes in our ability to leverage the relationships and reputation in the drybulk shipping industry of V.Ships Limited, or V.Ships, and V.Ships Greece Ltd., or V.Ships Greece, our technical managers, and Fidelity Marine Inc., or Fidelity, our commercial manager;

•	changes in our relationships with our contract counterparties, including the failure of any of our contract counterparties to comply with their agreements with us;
•	loss of our customers, charters or vessels;
•	damage to our vessels;
•	potential liability from future litigation and incidents involving our vessels;
S-ii

•	our future operating or financial results;
•	our ability to continue as a going concern;
•	acts of terrorism, other hostilities, pandemics or other calamities (including, without limitation, the worldwide novel coronavirus outbreak of 2020);
•	changes in global and regional economic and political conditions;
•	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the dry bulk shipping industry; and
•
other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the Commission, including our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus supplement.

These factors could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results or developments. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.
ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Republic of the Marshall Islands and our principal executive offices are located outside the United States. The majority of the directors, officers and our independent registered public accounting firm reside outside the United States. In addition, substantially all of our assets and the assets of the directors, officers and our independent registered public accounting firm are located outside the United States. As a result, it may not be possible for you to serve legal process within the United States upon us or any of these persons. It may also not be possible for you to enforce, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that courts of such jurisdictions (i) would enforce judgments of U.S. courts obtained in actions against us, our directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or would enforce, in original actions, liabilities against us, our directors or officers and such experts based on those laws.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information that appears elsewhere in this prospectus supplement or in documents incorporated by reference herein, and this summary is qualified in its entirety by that more detailed information. This summary may not contain all of the information that may be important to you. We urge you to carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our financial statements and the related notes and the information in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. As an investor or prospective investor, you should also review carefully the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this prospectus supplement, the accompanying prospectus and in our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference herein.
Unless the context otherwise requires, as used in this prospectus supplement, the terms “Company”, “Seanergy”, “we”, “us”, and “our” refer to Seanergy Maritime Holdings Corp. and all of its subsidiaries, and “Seanergy Maritime Holdings Corp.” refers only to Seanergy Maritime Holdings Corp. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of our vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is the U.S. dollar and all references in this prospectus to “$” or “dollars” are to U.S. dollars and financial information presented in this prospectus is derived from the financial statements incorporated by reference in this prospectus that were prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP. On June 30, 2020, we effected a 1-for-16 reverse split of our common stock. As a result of this reverse stock split, there was no change in the number of authorized shares or the par value of our common stock. All share and per share amounts disclosed herein give effect to this reverse stock split retroactively, for all periods presented.
Overview
We are Seanergy Maritime Holdings Corp., an international shipping company specializing in the worldwide seaborne transportation of dry bulk commodities, primarily iron ore and coal. Our fleet currently consists of eleven modern-design Capesize vessels. We are the only pure-play Capesize shipping company listed in the U.S. capital markets. We believe we have established a reputation in the international dry bulk shipping industry for operating and maintaining vessels with high standards of performance, reliability and safety. Our management team is comprised of executives with extensive experience operating large and diversified fleets, who have strong relationships to a growing number of international charterers.
We manage our vessels’ operations, insurances, claims and bunkering and have the general supervision of our third-party technical and commercial managers. Pursuant to technical management agreements with our vessel owning or operating subsidiaries, V.Ships and V.Ships Greece, independent third parties, provide technical management for our vessels that includes general administrative and support services, such as crewing and other technical management, accounting related to vessels and provisions. Fidelity, an independent third party, provides exclusive commercial management services for all of the vessels in our fleet pursuant to a commercial management agreement with Seanergy Management Corp., or Seanergy Management, our wholly-owned ship managing subsidiary. Seanergy Management provides us with certain other management services.

Our Fleet
Our Current Fleet
As of the date of this prospectus, we operate a fleet of 11 Capesize vessels, with a cargo-carrying capacity of approximately 1,926,117 dwt and an average age of approximately 11.5 years.
The following table lists the vessels in our fleet as of the date of this prospectus supplement:
Vessel Name	Vessel Class	Capacity (DWT)	Year Built	Yard	Employment
Partnership	Capesize	179,213	2012	Hyundai	T/C Index Linked(1)
Championship	Capesize	179,238	2011	Sungdong	T/C Index Linked(2)
Lordship	Capesize	178,838	2010	Hyundai	T/C Index Linked(3)
Premiership	Capesize	170,024	2010	Sungdong	T/C Index Linked(4)
Squireship	Capesize	170,018	2010	Sungdong	T/C Index Linked(5)
Knightship	Capesize	178,978	2010	Hyundai	T/C Index Linked(6)
Gloriuship	Capesize	171,314	2004	Hyundai	T/C Index Linked(7)
Fellowship	Capesize	179,701	2010	Daewoo	Voyage Charter
Geniuship	Capesize	170,058	2010	Sungdong	Voyage Charter
Goodship	Capesize	177,536	2005	Mitsui Engineering	Voyage Charter
Leadership	Capesize	171,199	2001	Koyo – Imabari	Voyage Charter
TOTAL		1,926,117
(1)
This vessel is chartered by a major European utility and energy company and was delivered to the charterer on September 11, 2019, for a period of minimum 33 to maximum 37 months with an optional period of 11-13 months. The net daily charter hire is calculated at an index linked rate based on the 5 T/C routes of the BCI. In addition, the time charter provides the option to convert the index linked rate to a fixed rate for a period of between 3 and 12 months priced at the then prevailing Capesize FFA for the selected period.

(2)
This vessel is chartered by Cargill. The vessel was delivered to the charterer on November 7, 2018 for a period of employment of 60 months, with an additional period of 24 to 27 months at the charterer’s option. The net daily charter hire is calculated at an index linked rate based on the 5 T/C routes of the BCI plus a gross daily scrubber premium of $1,740. In addition, the time charter provides the option to convert the index linked rate to a fixed rate for a period of between 3 and 12 months priced at the then prevailing Capesize FFA for the selected period.

(3)
This vessel is chartered by a major European utility and energy company and was delivered to the charterer on August 4, 2019, for a period of minimum 33 to maximum 37 months with an optional period of 11-13 months. The net daily charter hire is calculated at an index linked rate based on the 5 T/C routes rate of the BCI plus a net daily scrubber premium of $3,735 until May 2021. In addition, the time charter provides the option to convert the index linked rate to a fixed rate for a period of between 3 and 12 months priced at the then prevailing Capesize FFA for the selected period.

(4)
This vessel is chartered by Glencore and was delivered to the charterer on November 29, 2019 for a period of minimum 36 to maximum 42 months with two optional periods of 11-13 months. The net daily charter hire is calculated at an index linked rate based on the 5 T/C routes rate of the BCI plus a net daily scrubber premium of $2,055.

(5)
This vessel is chartered by Glencore and was delivered to the charterer on December 19, 2019 for a period of minimum 36 to maximum 42 months with two optional periods of 11-13 months. The net daily charter hire is calculated at an index linked rate based on the 5 T/C routes rate of the BCI plus a net daily scrubber premium of $2,055.

(6)
This vessel is chartered by Glencore and was delivered to the charterer in May 2020 for a period of about 36 to about 42 months with two optional periods of 11-13 months. The net daily charter hire is calculated at an index linked rate based on the 5 T/C routes rate of the BCI.

(7)
This vessel is chartered by a dry bulk charter operator and was delivered to the charterer on April 23, 2020 for a period of about 10 to about 14 months. The net daily charter hire is calculated at an index linked rate based on the five T/C routes of the BCI. In addition, the time charter provides the option to convert the index linked rate to a fixed rate for a period of between 3 and 12 months priced at the then prevailing Capesize FFA for the selected period.

Recent Developments
Delivery of Capesize vessel
In May 2020, we agreed to acquire a Japanese 2005-built Capesize vessel from an unaffiliated third party, for a gross purchase price of $11.4 million. The vessel was renamed M/V Goodship and was delivered to us on August 7, 2020. Following delivery of the new vessel, the size of our fleet increased to 11 Capesize vessels with an aggregate cargo capacity of approximately 1,926,117 dwt. We funded the gross purchase price of $11.4 million with cash on hand. The vessel commenced trading in the spot market.
Update on borrowing activities
In June 2020, we entered into a settlement agreement with one of our lenders concerning the facility secured by two of our Capesize vessels, namely M/V Gloriuship and M/V Geniuship, entered into in September 2015. Under the terms of the settlement agreement, the $29.1 million then outstanding balance under the facility was settled for $23.5 million in July 2020 and all securities pertaining to the subject facility were irrevocably and unconditionally released. The settlement amount of $23.5 million was funded by a senior loan facility of $22.5 million concluded within July 2020 with nominees of EnTrust Global as lenders and the remaining amount by cash on hand.
In July 2020, we entered into a $22.5 million loan agreement with certain nominees of EnTrust Global as lenders for the purpose of partly refinancing $23.5 million under the loan facility secured by the M/V Gloriuship and M/V Geniuship. The facility was fully drawn on July 16, 2020, matures in July 2025, is secured, among others, by first priority mortgages over M/V Gloriuship and M/V Geniuship and is further cross-collateralized with an existing loan facility with the same lender entered into in June 2018 for the M/V Lordship.
We currently have six senior secured loan facilities with commercial lenders with an aggregate outstanding balance of $131.8 million, two junior secured loan facilities and one unsecured loan facility with Jelco Delta Holding Corp., or Jelco, an affiliate of ours, with an outstanding balance of $23.4 million as of the date of this prospectus and two sale and leaseback financing agreements, with unrelated third parties, with an outstanding balance of $38.8 million as of the date of this prospectus. We also have two convertible notes and one revolving convertible note with Jelco, with an aggregate outstanding balance of $38.7 million as of the date of this prospectus.
As of June 30, 2020, we were in compliance with all original covenants relating to our loan facilities as at that date, except for (i) the asset cover ratio or (ii) the interest coverage ratio of the loans held with UniCredit Bank AG, or UniCredit, and Amsterdam Trade Bank N.V., or ATB, or the UniCredit Loan Facility and the ATB Loan Facility. With respect to the breaches under the UniCredit loan facility, the lender has confirmed that no remedies will be sought pursuant to the ongoing negotiations for a comprehensive restructuring of that facility, including to address the upcoming maturity and the deferral of two installments of $1.6 million each which were due within the first half of 2020. Furthermore, we are engaged in progressed discussions with ATB to cancel the application of the relevant covenant for the remaining duration of the ATB Loan Facility, with retrospective effect from June 30, 2020, and we expect to obtain approval for such amendment within the third quarter of 2020. Concerning the upcoming maturities of the UniCredit Loan Facility and the related party facilities, we are engaged in ongoing discussions with the underlying lenders which we believe will have a positive outcome.
For more information regarding our current loan facilities, please see the section entitled “Description of Indebtedness” in Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2020, filed on Form 6-K on August 6, 2020 and incorporated by reference herein.
Regaining compliance with Nasdaq minimum bid price requirement
On June 30 2020, we effected a 1-for-16 reverse stock split, and on July 15 2020 the Nasdaq Stock Market confirmed that we had regained compliance with Nasdaq Listing Rule 5550(a)(2), concerning the minimum bid price of our common stock. The closing bid price of our common stock has been greater than $1.00 for 10 consecutive business days, from June 30, 2020 to July 14, 2020.
Listing of the Class D Warrants and update on number of warrants outstanding
As of August 14, 2020, we have 273,046 reserved shares underlying 4,368,750 outstanding Class D warrants, out of the 40,583,500 Class D warrants issued in the underwritten public offering in April 2020. We have applied to list the outstanding Class D warrants with Nasdaq Capital Market under the ticker “SHIPL”. As part of this listing application, we have undertaken, subject to obtaining the listing, to not further reduce the current exercise price of $1.60 of the Class D Warrants.
We also issued private warrants in private placements during the second quarter of 2020, all of which have been fully exercised.
Corporate Information
We were incorporated under the laws of the Republic of the Marshall Islands on January 4, 2008, originally under the name Seanergy Merger Corp., as a wholly-owned subsidiary of Seanergy Maritime Corp. We changed our name to Seanergy Maritime Holdings Corp. on July 11, 2008. Our registered address is located at Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our registered agent in the Republic of the Marshall Islands is: The Trust Company of the Marshall Islands, Inc., Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960. Our principal executive office is located at 154 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece. Our principal executive office telephone number is +30 213 0181507. Our corporate website address is www.seanergymaritime.com. The information contained on our website does not constitute part of this prospectus. The SEC maintains a website that contains reports, proxy and information statements, and other information that we file electronically at www.sec.gov.

THE OFFERING
Issuer
Seanergy Maritime Holdings Corp., a Marshall Islands corporation.
Common shares outstanding as of the date of this prospectus supplement
30,018,557 common shares.
Securities being offered
    units, each consisting of one common share and one Class E Warrant to purchase one common share.
Each Class E Warrant will have an exercise price of $    per share, will be exercisable upon issuance and will expire five years from issuance.
We are also offering to each purchaser, with respect to the purchase of units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase units including one pre-funded warrant in lieu of one common share in the unit. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one common share. The purchase price of each unit including a pre-funded warrant will be equal to the price per unit including one common share, minus $0.01, and the remaining exercise price of each pre-funded warrant will equal $0.01 per share. The pre-funded warrants will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full.
The common shares and pre-funded warrants, if any, can each be purchased in this offering only with the accompanying Class E Warrant (other than pursuant to the option of the representative of the underwriters to purchase additional securities) as part of a unit, but the components of the units will immediately separate upon issuance.
Common shares to be outstanding immediately after this offering
    common shares (or     common shares, assuming full exercise of the underwriters’ option to purchase additional common shares), assuming in each case no issuance of pre-funded warrants in this offering, and no exercise of outstanding warrants or warrants issued within this transaction.
Use of proceeds
We intend to use all of the net proceeds of this offering for general corporate purposes which may include, among other things, prepaying debt or partially funding the acquisition of Capesize dry bulk vessels in accordance with our growth strategy. However, we do not currently have definitive plans for any debt prepayments nor have we identified any potential acquisitions, and we can provide no assurance that we will be able to complete any debt prepayment or the acquisition of any vessel that we are able to identify. We expect that the net proceeds of this offering will be approximately $    million (or approximately $    million if the underwriters’ option to purchase additional securities is exercised in full) in each case after deducting underwriting discounts and estimated offering expenses payable by us.
Over-Allotment Option
We have granted the representative of the underwriters in this offering an option for a period of 45 days to purchase up to     additional common shares and/or pre-funded warrants and/or     additional Class E Warrants from us.
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 3 of the accompanying prospectus and in our annual report on Form 20-F for the fiscal year ended December 31, 2019, which is incorporated by reference herein, to read about the risks you should consider before purchasing our securities.
Listing
Our common shares are listed on Nasdaq under the symbol “SHIP”. There is currently no established trading market for the units, pre-funded warrants, or Class E Warrants, and we do not expect one to develop.
The numbers of our common shares above (a) that are currently outstanding and (b) that will be outstanding immediately after this offering as shown above excludes:
•
47,916 common shares issuable upon the exercise of outstanding Class A warrants at an exercise price of $480.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPW” and expire in December 2021;

•
301,875 common shares issuable upon the exercise of outstanding Class B warrants at an exercise price of $16.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPZ” and expire in May 2022;

•	113,970 common shares issuable upon the exercise of the Class B warrants issued to Jelco pursuant to a Securities Purchase Agreement dated May 9, 2019, at an exercise price of $16.00 per share;
•
13,125 common shares issuable upon the exercise of a representative’s warrant at an exercise price per share of $16.00. The warrant was issued in connection with our public offering that closed on May 13, 2019 and expires in May 2022;

•
110,281 common shares issuable upon the exercise of a representative’s warrant issued in connection with our public offering which closed on April 2, 2020, at an exercise price per share of $3.40, which warrant expires in March 2023; and

•
273,046 common shares issuable upon exercise of outstanding Class D warrants at an exercise price of $1.60 per share, which warrants were issued in our public offering which closed on April 2, 2020, expire in April 2025 and are expected to trade on the Nasdaq Capital Market.

•
179,235 shares issuable upon exercise of convertible notes, of which 17,592 common shares are issuable upon exercise of a conversion option pursuant to the convertible note, dated March 12, 2015, as amended, that we issued to Jelco, 97,986 common shares are issuable upon exercise of a conversion option pursuant to the revolving convertible note, dated September 7, 2015, as amended, that we issued to Jelco, and 63,657 common shares are issuable upon exercise of a conversion option pursuant to the convertible note, dated September 27, 2017, as amended, that we issued to Jelco.

•	common shares issuable upon the exercise of Class E Warrants offered hereby (and an additional common shares if the representative of the underwriters exercise its over-allotment option in full).

RISK FACTORS
An investment in our securities involves a high degree of risk. Before deciding to invest in our securities, you should carefully consider the risks described in the accompanying prospectus and under the heading “Risk Factors” beginning on page 8 of our annual report on Form 20-F for the year ended December 31, 2019, which is incorporated by reference into this prospectus supplement. In addition, you should carefully consider the other information in the annual report and other documents that are incorporated by reference into this prospectus supplement. See “Where You Can Find Additional Information”. The risks and uncertainties referred to above are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially adversely affected. In that case, you may lose all or part of your investment in the securities.
We have broad discretion in the use of the net proceeds from this offering and may use the net proceeds in ways with which you disagree.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.
Warrants are speculative in nature and there is no assurance that they will ever be profitable for holders of our warrants to exercise the warrants.
The warrants offered in this offering do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire common shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Class E Warrants may exercise their right to acquire common shares and pay an exercise price of $    per share, prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. Commencing on the date of issuance, holders of pre-funded warrants may exercise their right to acquire common shares and pay an exercise price of $0.01, representing the unpaid portion of the exercise price. Moreover, following this offering, the market value of the warrants is uncertain and there can be no assurance that the market value of the warrants will equal or exceed the offering price. There can be no assurance that the market price of the common shares will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.
We may issue additional common shares or other equity securities without shareholder approval, which would dilute our existing shareholders’ ownership interests and may depress the market price of our common shares.
We may issue additional common shares or other equity securities of equal or senior rank in the future without shareholder approval in connection with, among other things, future vessel acquisitions, the repayment of outstanding indebtedness, and the conversion of convertible financial instruments.
Our issuance of additional common shares or other equity securities of equal or senior rank in these situations would have the following effects:
•	our existing shareholders’ proportionate ownership interest in us would decrease;
•	the proportionate amount of cash available for dividends payable on our common shares could decrease;
•	the relative voting strength of each previously outstanding common share could be diminished; and
•	the market price of our common shares could decline.

In addition, we may be obliged to issue additional common shares pursuant to the terms of outstanding warrants and convertible notes as follows:
•
47,916 common shares issuable upon the exercise of outstanding Class A warrants at an exercise price of $480.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPW” and expire in December 2021;

•
301,875 common shares issuable upon the exercise of outstanding Class B warrants at an exercise price of $16.00 per share, which warrants trade on the Nasdaq Capital Market under the ticker symbol “SHIPZ” and expire in May 2022;

•	113,970 common shares issuable upon the exercise of the Class B warrants issued to Jelco pursuant to a Securities Purchase Agreement dated May 9, 2019, at an exercise price of $16.00 per share;
•	13,125 common shares issuable upon the exercise of a representative’s warrant at an exercise price per share of $16.00, which warrant expires in May 2022;
•
110,281 common shares issuable upon the exercise of a representative’s warrant issued in connection with our public offering which closed on April 2, 2020, at an exercise price per share of $3.40, which warrant expires in March 2023; and

•
273,046 common shares issuable upon exercise of outstanding Class D warrants at an exercise price of $1.60 per share, which warrants were issued in our public offering which closed on April 2, 2020, expire in April 2025 and are expected to trade on the Nasdaq Capital Market.

•
179,235 shares issuable upon exercise of convertible notes, of which 17,592 common shares are issuable upon exercise of a conversion option pursuant to the convertible note, dated March 12, 2015, as amended, that we issued to Jelco, 97,986 common shares are issuable upon exercise of a conversion option pursuant to the revolving convertible note, dated September 7, 2015, as amended, that we issued to Jelco, and 63,657 common shares are issuable upon exercise of a conversion option pursuant to the convertible note, dated September 27, 2017, as amended, that we issued to Jelco.

•	common shares issuable upon exercise of the Class E Warrants and pre-funded warrants, if any, to be issued in connection with this offering.
Our issuance of additional common shares upon the exercise of such warrants and convertible notes would cause the proportionate ownership interest in us of our existing shareholders, other than the exercising warrant or note holders, to decrease; the relative voting strength of each previously outstanding common share held by our existing shareholders to decrease; and, depending on our share price when and if these warrants or notes are exercised, may result in dilution to our shareholders.
Future issuances or sales, or the potential for future issuances or sales, of our common shares may cause the trading price of our securities to decline and could impair our ability to raise capital through subsequent equity offerings.
We have issued a significant number of our common shares and may do so in the future. Shares to be issued pursuant to the exercise of our outstanding warrants, including the warrants being issued in the concurrent private placement, could cause the market price of our common shares to decline, and could have an adverse effect on our earnings per share. In addition, future sales of our common shares or other securities in the public markets, or the perception that these sales may occur, could cause the market price of our common shares to decline, and could materially impair our ability to raise capital through the sale of additional securities.
The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders, or the perception that these sales could occur. These sales or the perception that these sales could occur could also depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities or make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate. We cannot predict the effect that future sales of common shares or other equity-related securities would have on the market price of our common shares.

Our loan agreements and other financing arrangements contain, and we expect that other future loan agreements and financing arrangements will contain, restrictive covenants that may limit our liquidity and corporate activities, which could limit our operational flexibility and have an adverse effect on our financial condition and results of operations. In addition, because of the presence of cross-default provisions in our loan agreements and financing arrangements, a default by us under one loan could lead to defaults under multiple loans.
Our loan agreements and other financial arrangements contain, and we expect that other future loan agreements and financing arrangements will contain, customary covenants and event of default clauses, financial covenants, restrictive covenants and performance requirements, which may affect operational and financial flexibility. Such restrictions could affect, and in many respects limit or prohibit, among other things, our ability to pay dividends, incur additional indebtedness, create liens, sell assets, or engage in mergers or acquisitions. These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict corporate activities. There can be no assurance that such restrictions will not adversely affect our ability to finance our future operations or capital needs.
As a result of these restrictions, we may need to seek permission from our lenders and other financing counterparties in order to engage in some corporate actions. Our lenders’ and other financing counterparties’ interests may be different from ours and we may not be able to obtain their permission when needed. This may prevent us from taking actions that we believe are in our best interests, which may adversely impact our revenues, results of operations and financial condition.
A failure by us to meet our payment and other obligations, including our financial covenants and any security coverage requirements, could lead to defaults under our financing arrangements. Likewise, a decrease in vessel values or adverse market conditions could cause us to breach our financial covenants or security requirements (the market values of dry bulk vessels have generally experienced high volatility). In the event of a default that we cannot remedy, our lenders and other financing counterparties could then accelerate their indebtedness and foreclose on the respective vessels in our fleet. The loss of any of our vessels could have a material adverse effect on our business, results of operations and financial condition.
Because of the presence of cross-default provisions in our loan agreements, a default by us under a loan and the refusal of any one lender to grant or extend a waiver could result in the acceleration of our indebtedness under our other loans. A cross-default provision means that if we default on one loan, we would then default on our other loans containing a cross-default provision.
Between March and August 2019, we entered into supplemental agreements with certain of our lenders to amend the applicable thresholds of certain financial covenants of our credit facilities until the later of maturity or June 2020. In addition, in March 2020 we entered into supplemental agreements with one of our lenders pursuant to which certain corporate covenants were cancelled. As of June 30, 2020, we were in compliance with all original covenants relating of our loan facilities as at that date, except for (i) the asset cover ratio and (ii) the interest coverage ratio of the UniCredit Loan Facility and the ATB Loan Facility. With respect to the breaches under the UniCredit Loan Facility, the lender has confirmed that no remedies will be sought pursuant to the ongoing negotiations for a comprehensive restructuring of that facility, including to address the upcoming maturity and the deferral of two installments of $1.6 million each which were due within the first half of 2020. Furthermore, we are engaged in progressed discussions with ATB to cancel the application of the relevant covenant for the remaining duration of the ATB Loan Facility with retrospective effect from June 30, 2020, and we expect to obtain approval of such amendment within the third quarter of 2020. Concerning the upcoming maturities of the UniCredit Loan Facility and the related party facilities, we are engaged in ongoing discussions with the underlying lenders which we believe will have a positive outcome. However, there can be no assurance that these discussions will be successful, or that we will be able to obtain similar waivers and deferrals from our lenders in the future, if needed, with respect to these or future breaches.
For more information regarding our obligations under our current loan facilities, please see the sections entitled “Liquidity and Capital Resources” and “Description of Indebtedness” in Management’s Discussion and Analysis of Financial Condition and Results of Operations for the six months ended June 30, 2020, filed on Form 6-K on August 6, 2020 and incorporated by reference herein.

The novel coronavirus global pandemic has decreased the demand and supply for the raw materials we transport and the rates that we are paid to carry them, and the unpredictable short-term and long-term consequences of this pandemic could adversely affect our business, results of operations, or financial condition.
The World Health Organization has declared the outbreak of a novel coronavirus first identified in China and its subsequent spread around the world (COVID-19) a global pandemic. The measures taken by governments worldwide in response to the outbreak, which included numerous factory closures and restrictions on travel, as well as labor shortages resulting from the outbreak, have slowed down production of goods worldwide and decreased the amount of goods exported and imported worldwide. In addition, the increase, and potential future increase, in novel coronavirus cases in areas that constitute the main iron ore and coal exporters, such as Brazil, has resulted in lower demand for our services, leading to lower revenues, cash flow and profitability. While some economies have begun re-opening in limited capacities, it is impossible to predict the course the virus will take, how governments would respond to a second or third wave of the virus, whether an effective vaccine can be produced economically at scale, and how the behavior of our clients will change, if at all, due to the novel coronavirus pandemic’s economic shock. Some experts fear that the economic consequences of the novel coronavirus could cause a recession that outlives the pandemic.
We have thus far been affected by the novel coronavirus pandemic as follows:
•
The pandemic has had a negative impact on charter rates and therefore on our voyage revenues for the six-month period ended June 30, 2020. We attribute the 28% decrease in spot market charter rates over the period, as compared with the first six months of 2019, in part to the outbreak of the novel coronavirus and the reduction in demand for iron ore imports.

•
Our vessels have been subject to quarantine checks upon arriving at certain ports. This has functionally limited the amount of cargo that we (and our competitors) are able to move because quarantine checks on arriving vessels have caused delays in loading and delivery of cargoes.

•
Due to quarantine restrictions placed on persons and additional procedures using commercial aviation and other forms of public transportation, our crew has had difficulty embarking and disembarking on our ships. This has not thus far materially affected our ability to crew out vessels.

•
The duration and severity of these short-term impacts of the novel coronavirus pandemic are unknown, and additional short-term impacts and long-term consequences are possible. We expect that the novel coronavirus pandemic could affect our business in the following ways, among others:

•
Besides reducing demand for cargo, the novel coronavirus pandemic may functionally reduce the amount of cargo that we and our competitors are able to move because countries worldwide have imposed quarantine checks and hygiene measures on arriving vessels and implementation of remote working arrangements, which have caused delays in loading and delivery of cargoes. It is also possible that our charterers may try to invoke force majeure clauses as a result of such delays or other disruptions. Delays have also been reported at Chinese shipyards for newbuildings, drydocks and other works, in vessel inspections and related certifications by class societies, customers or government agencies, as well as delays and shortages or a lack of access to required spare parts and lack of berths or shortages in labor, which may in turn delay any repairs to, or scheduled or unscheduled maintenance or modifications, or drydocking of, our vessels.

•
Companies have also taken precautions, such as requiring employees to work remotely, imposing travel restrictions and temporarily closing businesses. These restrictions, and future prevention and mitigation measures, are likely to have an adverse impact on global economic conditions, which could materially and adversely affect our future operations. Potential health impact on our employees and on the workforces of our customers and business partners may also bring disruptions to our operations while additional costs related to new regulations, directives or practices implemented in response to the pandemic may adversely affect our business.

•
In addition, public health threats such as COVID-19, in any area, including areas where we do not operate, could disrupt international transportation, including the imposition of quarantine restrictions placed on travelers. Our crews generally work on a rotation basis, relying exclusively on international air transport for crew changes plan fulfillment. Any such disruptions could impact the cost of rotating our crew, and possibly impact our ability to maintain a full crew synthesis onboard all our vessels at any given time. Additionally, we are particularly vulnerable to our crew members getting sick, as if even one of our crew members gets sick, local authorities could require us to detain and quarantine the ship and its crew for an unspecified amount of time, disinfect and fumigate the vessels, or take similar precautions, which would add costs, decrease our utilization, and substantially disrupt our cargo operations. If a vessel’s entire crew fell seriously ill, we may have substantial difficulty operating its vessel and may necessitate extraordinary external aid. Any of these public health threats and related consequences could adversely affect our financial results.
•
Potential shortages or a lack of access to required spare parts for our vessels, or potential delays in any repairs to, or scheduled or unscheduled maintenance or modifications or dry docking of, our vessels, as a result of a lack of berths available by shipyards from a shortage in labor or due to other business disruptions.

•	Delays in vessel inspections and related certifications by class societies customers or government agencies.
Although it is too early to assess the long term impact of the novel coronavirus pandemic on global markets, and particularly on the shipping industry, the pandemic has added and is expected to add further pressure to shipping freight rates. Further depressed rates could have a material adverse impact on our business, financial condition, results of operations, and cash flows. Effects of the current pandemic may also in the future result in reduced access to capital, including the ability to refinance any existing obligations, as a result of any credit tightening generally or due to continued declines in global financial markets, including to the prices of publicly-traded securities of us, our peers and of listed companies generally. We note that future impacts cannot be reasonably estimated at this time, may take some time to materialize and may not be fully reflected in the results for the year ending December 31, 2020.

USE OF PROCEEDS
We intend to use all of the net proceeds of this offering for general corporate purposes which may include, among other things, prepaying debt or partially funding the acquisition of modern Capesize dry bulk vessels in accordance with our growth strategy. However, we do not currently have definitive plans for any debt prepayments nor have we identified any potential acquisitions, and we can provide no assurance that we will be able to complete any debt prepayment or the acquisition of any vessel that we are able to identify. We expect that the net proceeds of this offering will be approximately $    million (or approximately $    million if the representative of the underwriters exercises in full its option to purchase additional securities), in each case after deducting underwriting discounts and estimated offering expenses payable by us.

CAPITALIZATION
The following table sets forth our capitalization as of June 30, 2020:
•	on an actual basis;
•
on an as adjusted basis, to give effect to events that have occurred between July 1, 2020 and August 17, 2020: (a) $0.4 million of installments paid under our secured long-term debt, other financial liabilities and due to related parties since June 30, 2020, (b) $23.5 million repayment on July 17, 2020 under the Hamburg Commercial Bank AG, or HCOB, term loan facility settlement agreement, (c) $22.5 million drawdown on July 16, 2020 under the new loan facility entered into with Lucid Agency Services Limited and Lucid Trustee Services Limited, as facility agent and security agent, respectively, and certain nominees of EnTrust Global (an existing third-party lender of our company) as lenders and (d) gain of $5.6 million, gross of refinancing fees, from the full settlement of the HCOB facility; and

•	on an as further adjusted basis to give effect to the sale of common shares or pre-funded warrants in lieu of common shares and Class E Warrants in this offering.
There have been no significant adjustments to our capitalization since June 30, 2020, other than the adjustments described above. The historical data in the table is derived from, and should be read in conjunction with, our historical financial statements included in this prospectus. You should also read this table in conjunction with the information included in our financial results for the six months ended June 30, 2020 in our Report on Form 6-K, filed with the Commission on August 6, 2020 and is incorporated by reference herein.
(All figures in thousands of U.S. dollars, except for share amounts)	Actual (unaudited)	As Adjusted (unaudited)*	As Further Adjusted (unaudited)*
Debt:
Secured long-term debt, other financial liabilities and due to related parties (net of deferred finance costs of $2,100)	$198,868	$191,904	$191,904
Convertible notes (net of deferred finance costs of $185)	17,068	17,068	17,068
Total debt	$215,936	$208,972	$208,972

Shareholders’ equity:
Preferred stock, $0.0001 par value; 25,000,000 shares authorized; none issued	—	—	—
Common shares, $0.0001 par value; 500,000,000 authorized shares as at June 30, 2020; 30,018,557 shares issued and outstanding as at June 30, 2020; 30,018,557 shares issued and outstanding as adjusted	$3	$3	$
Additional paid-in capital (excluding shareholder’s convertible notes)	418,536	418,536
Additional paid-in capital - Shareholder’s convertible notes	35,354	35,354	35,354
Accumulated deficit - Shareholder’s convertible notes accumulated amortization	(13,892)	(13,892)	(13,892)
Accumulated deficit (excluding shareholder’s convertible notes accumulated amortization)	(381,978)	(376,422)	(376,422)
Total Shareholders’ equity	58,023	63,579
Total capitalization	$273,959	$272,551	$
*	The As Adjusted and the As Further Adjusted Additional paid-in capital and the accumulated deficit do not include the incentive plan charge from July 1, 2020 to August 17, 2020.

TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax and Marshall Islands tax consequences of the ownership and disposition of the units consisting of one common share or one pre-funded warrant and one Class E Warrant to purchase one common share, and our common shares, and of the ownership, exercise, lapse and disposition of the pre-funded warrants and Class E Warrants, and of the material U.S. federal and Marshall Islands income tax consequences applicable to us and our operations. The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our common shares or warrants, as applicable, that is treated for U.S. federal income tax purposes as:
•	an individual citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia; or

•
an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If you are not described as a U.S. Holder and are not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, you will be considered a “Non-U.S. Holder.” The U.S. federal income tax consequences applicable to Non-U.S. Holders is described below under the heading “United States Federal Income Taxation of Non-U.S. Holders.”
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common shares or warrants through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common shares or warrants, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership.
This summary is based on the U.S. Internal Revenue Code of 1986, as is in effect as of the date of this prospectus, or the Code, its legislative history, Treasury Regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that will own and hold our common shares and warrants as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax or the U.S. federal income tax consequences to holders that are subject to special rules, including:
•	financial institutions or “financial services entities”;
•	broker-dealers;
•	taxpayers who have elected mark-to-market accounting for U.S. federal income tax purposes;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 10% (by vote or value) or more of our shares;

•	persons that hold our common shares or warrants as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;
•	persons required to recognize income for U.S. federal income tax purposes no later than when such income is included on an “applicable financial statement;” or
•	persons whose functional currency is not the U.S. dollar.
This summary does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, or state, local or non-U.S. tax laws.
We have not sought, nor do we intend to seek, a ruling from the Internal Revenue Service, or the IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court.
Because of the complexity of the tax laws and because the tax consequences to any particular holder of our common shares and warrants may be affected by matters not discussed herein, each such holder is urged to consult with its tax advisor with respect to the specific tax consequences of the ownership and disposition of our common shares and warrants, including the applicability and effect of state, local and non-U.S. tax laws, as well as U.S. federal tax laws.
United States Federal Income Tax Consequences
Taxation of Operating Income: In General
Unless exempt from United States federal income taxation under the rules discussed below, a foreign corporation is subject to United States federal income taxation in respect of any income that is derived from the use of vessels, from the hiring or leasing of vessels for use on a time, voyage or bareboat charter basis, from the participation in a shipping pool, partnership, strategic alliance, joint operating agreement, code sharing arrangements or other joint venture it directly or indirectly owns or participates in that generates such income, or from the performance of services directly related to those uses, which we refer to as “shipping income,” to the extent that the shipping income is derived from sources within the United States. For these purposes, 50% of the gross shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States, exclusive of certain U.S. territories and possessions, constitutes income from sources within the United States, which we refer to as “U.S. source gross shipping income.”
Shipping income attributable to transportation that both begins and ends in the United States is considered to be 100% from sources within the United States. We are prohibited by law from engaging in transportation that produces income considered to be 100% from sources within the United States.
Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any United States federal income tax.
For our 2019 taxable year, we had U.S. source gross shipping income of approximately $3,688,713.
We are subject to a 4% tax imposed without allowance for deductions for such taxable year, as described in “—Taxation in Absence of Exemption”, unless we qualify for exemption from tax under Section 883 of the Code, the requirements of which are described in detail below. For our 2019 taxable year, we were subject to a U.S federal tax of $147,548.
Exemption of Operating Income from United States Federal Income Taxation
Under Section 883 of the Code and the regulations thereunder, we will be exempt from United States federal income taxation on our U.S.-source shipping income if:
•	we are organized in a foreign country (our “country of organization”) that grants an “equivalent exemption” to corporations organized in the United States; and one of the following is true:

•
more than 50% of the value of our shares is owned, directly or indirectly, by “qualified shareholders,” that are persons (i) who are “residents” of our country of organization or of another foreign country that grants an “equivalent exemption” to corporations organized in the United States, and (ii) we satisfy certain substantiation requirements, which we refer to as the “50% Ownership Test;” or

•
our shares are “primarily” and “regularly” traded on one or more established securities markets in our country of organization, in another country that grants an “equivalent exemption” to United States corporations, or in the United States, which we refer to as the “Publicly-Traded Test.”

The jurisdictions where we and our ship-owning subsidiaries are incorporated grant “equivalent exemptions” to United States corporations. Therefore, we will be exempt from United States federal income taxation with respect to our U.S. source shipping income if we satisfy either the 50% Ownership Test or the Publicly-Traded Test.
50% Ownership Test
Under the regulations, a foreign corporation will satisfy the 50% Ownership Test for a taxable year if (i) for at least half of the number of days in the taxable year, more than 50% of the value of its shares is owned, directly or constructively through the application of certain attribution rules prescribed by the regulations, by one or more shareholders who are residents of foreign countries that grant “equivalent exemption” to corporations organized in the United States and (ii) the foreign corporation satisfies certain substantiation and reporting requirements with respect to such shareholders. Holders of warrants will not be treated as constructive owners of shares for purposes of the 50% Ownership Test.
We did not satisfy the 50% Ownership Test for our 2019 taxable year. Furthermore, these substantiation requirements are onerous and therefore there can be no assurance that we would be able to satisfy them, even if our share ownership would otherwise satisfy the requirements of the 50% Ownership Test.
Publicly-Traded Test
The regulations provide that the stock of a foreign corporation will be considered to be “primarily traded” on an established securities market in a country if the number of shares of each class of stock used to satisfy the Publicly-Traded Test that is traded during the taxable year on all established securities markets in that country exceeds the number of shares in each such class that is traded during that year on established securities markets in any other single country.
Under the regulations, the stock of a foreign corporation will be considered “regularly traded” if one or more classes of its stock representing 50% or more of its outstanding shares, by total combined voting power of all classes of stock entitled to vote and by total combined value of all classes of stock, are listed on one or more established securities markets (such as Nasdaq Capital Market), which we refer to as the “listing threshold.”
The regulations further require that with respect to each class of stock relied upon to meet the listing requirement: (i) such class of the stock is traded on the market, other than in minimal quantities, on at least sixty (60) days during the taxable year or one-sixth (1/6) of the days in a short taxable year; and (ii) the aggregate number of shares of such class of stock traded on such market is at least 10% of the average number of shares of such class of stock outstanding during such year or as appropriately adjusted in the case of a short taxable year. Even if a foreign corporation does not satisfy both tests, the regulations provide that the trading frequency and trading volume tests will be deemed satisfied by a class of stock if such class of stock is traded on an established market in the United States and such class of stock is regularly quoted by dealers making a market in such stock.
Notwithstanding the foregoing, the regulations provide, in pertinent part, that a class of stock will not be considered to be “regularly traded” on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class of stock are owned, actually or constructively under specified attribution rules, on more than half the days during the taxable year by persons who each own directly or indirectly 5% or more of the vote and value of such class of stock, whom we refer to as “5% Shareholders”. We refer to this restriction in the regulations as the “Closely-Held Rule”.

For purposes of being able to determine our 5% Shareholders, the regulations permit a foreign corporation to rely on Schedule 13G and Schedule 13D filings with the Commission. The regulations further provide that an investment company that is registered under the Investment Company Act of 1940, as amended, will not be treated as a 5% Shareholder for such purposes.
The Closely-Held Rule will not disqualify a foreign corporation, however, if it can establish or substantiate that qualified shareholders own, actually or constructively under specified attribution rules, sufficient shares in the closely-held block of stock to preclude the shares in the closely-held block that are owned by non-qualified 5% Shareholders from representing 50% or more of the value of such class of stock for more than half of the days during the tax year. These substantiation requirements are onerous and consequently there can be no assurance that we would be able to satisfy them with respect to any taxable year. We do not believe that we satisfied that less than 50% of our shares were held for more than half of the days in the 2019 taxable year by non-qualified 5% Shareholders. Additionally, holders of warrants will not be treated as constructive owners of shares for purposes of the Closely-Held Rule.
Due to the factual nature of the issues involved, there can be no assurance that we or any of our subsidiaries will qualify for the benefits of Section 883 of the Code for future taxable years.
Taxation in Absence of Exemption
To the extent the benefits of Section 883 are unavailable, our U.S. source gross shipping income, to the extent not considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, would be subject to a 4% tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, otherwise referred to as the “4% Tax.” Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as being derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income would never exceed 2% under the 4% Tax.
To the extent the benefits of the Section 883 exemption are unavailable and our U.S. source gross shipping income is considered to be “effectively connected” with the conduct of a U.S. trade or business, as described below, any such “effectively connected” U.S. source gross shipping income, net of applicable deductions, would be subject to the U.S. federal corporate income tax currently imposed at a rate of 21%. In addition, we may be subject to the 30% “branch profits” tax on earnings effectively connected with the conduct of such trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of our U.S. trade or business.
Our U.S. source gross shipping income would be considered “effectively connected” with the conduct of a U.S. trade or business only if:
•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and
•
substantially all of our U.S. source gross shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States, or, in the case of income from the leasing of a vessel, is attributable to a fixed place of business in the United States.

We do not intend to have, or permit circumstances that would result in having, any vessel operating to the United States on a regularly scheduled basis, or earning income from the leasing of a vessel attributable to a fixed place of business in the United States. Based on the foregoing and on the expected mode of our shipping operations and other activities, we believe that none of our U.S. source gross shipping income will be “effectively connected” with the conduct of a U.S. trade or business.
United States Taxation of Gain on Sale of Vessels
Regardless of whether we qualify for exemption under Section 883, we will not be subject to United States federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under United States federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.

United States Federal Income Taxation of U.S. Holders
Allocation of Purchase Price and Characterization of a Unit
No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for U.S. federal income tax purposes and, therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for U.S. federal income tax purposes as the acquisition of one common share or one pre-funded warrant and one Class E Warrant. For U.S. federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the common share or pre-funded warrant and Class E Warrant based on the relative fair market value of each at the time of issuance. Under U.S. federal income tax law, each investor must make his or her own determination of such value based on all the relevant facts and circumstances. Therefore, we strongly urge each investor to consult his or her tax adviser regarding the determination of value for these purposes. The price allocated to each common share or pre-funded warrant and each Class E Warrant should be the shareholder’s tax basis in such share or pre-funded warrant and each Class E Warrant, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the common share or pre-funded warrant and Class E Warrant comprising the unit, and the amount realized on the disposition should be allocated between the common share or pre-funded warrant and Class E Warrant based on their respective relative fair market values at the time of disposition (as determined by each such unit holder based on all relevant facts and circumstances). The separation of the common share or pre-funded warrant and the Class E Warrant comprising a unit should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of the common shares, pre-funded warrants and Class E Warrants and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for U.S. federal income tax purposes.
Tax Treatment of the Pre-Funded Warrants
We believe that our pre-funded warrants should be treated as our common shares for U.S. federal income tax purposes, rather than warrants. Assuming this position is upheld, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the common share received. Similarly, the tax basis of a pre-funded warrant should carry over to the common share received upon exercise, increased by the exercise price of $0.01 per share. However, our position is not binding on the IRS and the IRS may treat the pre-funded warrants as warrants to acquire our common shares. You should consult your tax advisor regarding the U.S. federal tax consequences of an investment in the pre-funded warrants. The following discussion assumes our pre-funded warrants are properly treated as our common shares.
Taxation of Distributions Paid on Common Shares
Subject to the passive foreign investment company, or PFIC, rules discussed below, any distributions made by us with respect to common shares to a U.S. Holder will generally constitute dividends, which may be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our earnings and profits will be treated first as a non-taxable return of capital to the extent of the U.S. Holder’s tax basis in his common shares on a dollar-for-dollar basis and thereafter as capital gain. Because we are not a U.S. corporation, U.S. Holders that are corporations will generally not be entitled to claim a dividends-received deduction with respect to any distributions they receive from us.
Dividends paid on common shares to a U.S. Holder which is an individual, trust, or estate (a “U.S. Non-Corporate Holder”) will generally be treated as “qualified dividend income” that is taxable to such shareholders at preferential U.S. federal income tax rates provided that (1) the common shares are readily tradable on an established securities market in the United States (such as Nasdaq Capital Market on which the common shares are currently listed); (2) we are not a passive foreign investment company, or PFIC, for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are or have been, and do not expect to be); (3) the U.S. Non-Corporate Holder has owned the common shares for more than 60 days in the 121-day period beginning 60 days before the date on which the common shares become ex-dividend; and (4) certain other conditions are met.
Any dividends paid by us which are not eligible for these preferential rates will be taxed as ordinary income to a U.S. Holder.
Special rules may apply to any “extraordinary dividend”—generally, a dividend in an amount which is equal to or in excess of 10% of a shareholder’s adjusted basis in a common share—paid by us. If we pay an “extraordinary dividend” on our common shares that is treated as “qualified dividend income,” then any loss derived by a U.S. Non-Corporate Holder from the sale or exchange of such common shares will be treated as long-term capital loss to the extent of such dividend.
Sale, Exchange or other Disposition of Common Shares and Warrants
Assuming we do not constitute a PFIC for any taxable year, a U.S. Holder generally will recognize taxable gain or loss upon a sale, exchange or other disposition of our common shares or warrants in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s tax basis in such shares or warrants. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period in the common shares or warrants is greater than one year at the time of the sale, exchange or other disposition. A U.S. Holder’s ability to deduct capital losses is subject to certain limitations.
U.S. Federal Income Tax Treatment of the Warrants
Neither we nor a U.S. Holder of a warrant will recognize gain or loss as a result of the U.S. Holder’s receipt of our common shares upon exercise of a warrant. A U.S. Holder’s adjusted tax basis in the common shares received will be an amount equal to the sum of (i) the U.S. Holder’s adjusted tax basis in the warrant exercised and (ii) the amount of the exercise price for the warrant. If the warrants lapse without being exercised, the U.S. Holder will recognize capital loss in the amount equal to the U.S. Holder’s adjusted tax basis in the warrants. A U.S. Holder’s holding period for common shares received upon exercise of a warrant (other than a pre-funded warrant) will commence on the date the warrant is exercised.
The exercise price of a warrant is subject to adjustment under certain circumstances. If an adjustment increases a proportionate interest of the holder of a warrant in the fully diluted common shares without proportionate adjustments to the holders of our common shares, U.S. Holder of the warrants may be treated as having received a constructive distribution, which may be taxable to the U.S. Holder as a dividend.
The tax consequences of holding and disposing of our common shares is discussed above. U.S. Holders of our warrants should also carefully review the section titled “Passive Foreign Investment Company Rules” as a U.S. Holder generally will not be able to make a QEF election with respect to the warrants if we are a PFIC.
Passive Foreign Investment Company Rules
Special U.S. federal income tax rules apply to a U.S. Holder that holds stock, or is treated as holding stock by application of certain attribution rules (for instance, treating options or warrants as stock), in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such holder held our common shares or warrants, either:
•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business); or
•	at least 50% of the average value of the assets held by the corporation during such taxable year produce, or are held for the production of, passive income.
For purposes of determining whether we are a PFIC, we will be treated as earning and owning our proportionate share of the income and assets, respectively, of any of our subsidiary corporations in which we own at least 25% of the value of the subsidiary’s stock. Income earned, or deemed earned, by us in connection with the performance of services should not constitute passive income. By contrast, rental income, which includes bareboat hire, would generally constitute “passive income” unless we are treated under specific rules as deriving rental income in the active conduct of a trade or business.

Based on our current operations and future projections, we do not believe that we are or have been a PFIC during our 2019 taxable year, nor do we expect to become a PFIC with respect to our 2020 taxable year or any future taxable year. Although there is no legal authority directly on point, our belief is based principally on the position that, for purposes of determining whether we are a PFIC, the gross income we derive or are deemed to derive from the time chartering and voyage chartering activities of our wholly-owned subsidiaries should constitute services income, rather than rental income. Correspondingly, we believe that such income does not constitute passive income, and the assets that we or our wholly-owned subsidiaries own and operate in connection with the production of such income, in particular, the vessels, do not constitute passive assets for purposes of determining whether we are a PFIC. We believe there is substantial legal authority supporting our position consisting of case law and Internal Revenue Service pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. It should be noted that in the absence of any legal authority specifically relating to the statutory provisions governing PFICs, the Internal Revenue Service or a court could disagree with this position. In addition, although we intend to conduct our affairs in a manner so as to avoid being classified as a PFIC with respect to any taxable year, there can be no assurance that the nature of our operations will not change in the future.
As discussed more fully below, if we were to be treated as a PFIC for any taxable year, a U.S. Holder would be subject to different taxation rules depending on whether the U.S. Holder of our common shares (but not our warrants, other than pre-funded warrants) makes an election to treat us as a “Qualified Electing Fund,” which election is referred to as a “QEF election.” As an alternative to making a QEF election, a U.S. Holder of our common shares (but not our warrants, other than pre-funded warrants) should be able to make a “mark-to-market” election with respect to the common shares, as discussed below. In addition, if we were to be treated as a PFIC, a U.S. Holder would be required to file an IRS Form 8621 with respect to such holder’s common shares.
Taxation of U.S. Holders Making a Timely QEF Election
If a U.S. Holder of our common shares (including pre-funded warrants) makes a timely QEF election, which U.S. Holder is referred to as an “Electing Holder,” the Electing Holder must report each year for U.S. federal income tax purposes its pro rata share of our ordinary earnings and our net capital gain, if any, for our taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from us by the Electing Holder. The Electing Holder’s adjusted tax basis in the common shares will be increased to reflect taxed but undistributed earnings and profits. Distributions of earnings and profits that had been previously taxed will result in a corresponding reduction in the adjusted tax basis in the common shares and will not be taxed again once distributed. An Electing Holder would generally recognize capital gain or loss on the sale, exchange or other disposition of the common shares. A U.S. Holder would make a QEF election with respect to any year that we are a PFIC by filing IRS Form 8621 with his, her or its U.S. federal income tax return. After the end of each taxable year, we will determine whether we were a PFIC for such taxable year. If we determine or otherwise become aware that we are a PFIC for any taxable year, we will use commercially reasonable efforts to provide each U.S. Holder with all necessary information, including a PFIC Annual Information Statement, in order to enable such holder to make a QEF election for such taxable year. A U.S. Holder will not be able to make a QEF election in respect of our warrants (other than pre-funded warrants). U.S. Holders of our common shares or warrants are urged to consult their own tax advisors regarding the application of the PFIC rules and the QEF rules to them.
Taxation of U.S. Holders Making a “Mark-to-Market” Election
Alternatively, if we were to be treated as a PFIC for any taxable year and, as anticipated, our common shares are treated as “marketable stock,” a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our common shares. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the common shares at the end of the taxable year over such U.S. Holder’s adjusted tax basis in the common shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the common shares over its fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in his common shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of the common shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of the common shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder. The mark-to-market election is generally unavailable to U.S. Holders of our warrants, other than pre-funded warrants.
Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election
Finally, if we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make either a timely QEF election or a timely “mark-to-market” election for that year, whom we refer to as a “Non-Electing Holder,” would be subject to special rules with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our common shares in a taxable year in excess of 125 percent of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the common shares), and (2) any gain realized on the sale, exchange or other disposition of our common shares or warrants. Under these special rules:
•	the excess distribution or gain would be allocated ratably over the Non-Electing Holders’ aggregate holding period for the common shares or warrants (as the case may be);
•	the amount allocated to the current taxable year and any taxable year before we became a passive foreign investment company would be taxed as ordinary income; and
•
the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of our common shares or warrants. If a Non-Electing Holder who is an individual dies while owning our common shares, such Non-Electing Holder’s successor generally would not receive a step-up in tax basis with respect to such common shares or warrants.
Net Investment Income Tax
A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) such U.S. Holder’s “net investment income” (or undistributed “net investment income” in the case of estates and trusts) for the relevant taxable year and (2) the excess of such U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder’s net investment income will generally include its gross dividend income and its net gains from the disposition of the common shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). Net investment income generally will not include a U.S. Holder’s pro rata share of the Company’s income and gain (if we are a PFIC and that U.S. Holder makes a QEF election, as described above in “—Taxation of U.S. Holders Making a Timely QEF or Mark-to Market Election”). However, a U.S. Holder may elect to treat inclusions of income and gain from a QEF election as net investment income. Failure to make this election could result in a mismatch between a U.S. Holder’s ordinary income and net investment income. If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the net investment income tax to your income and gains in respect of your investment in our common shares or warrants.
United States Federal Income Taxation of Non-U.S. Holders
Dividends paid to a Non-U.S. Holder with respect to our common shares generally should not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).
In addition, a Non-U.S. Holder generally should not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our common shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case such gain from United States sources may be subject to tax at a 30% rate or a lower applicable tax treaty rate).
Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally should be subject to tax in the same manner as for a U.S. Holder and, if the Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
A Non-U.S. Holder will generally not be subject to U.S. federal income tax upon the acquisition, holding, exercise or lapse of our warrants.
Backup Withholding and Information Reporting
In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our common shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our common shares or warrants to or through a U.S. office of a broker by a non-corporate U.S. Holder. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.
In addition, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally should apply to distributions paid on our common shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of our common shares or warrants by a non-corporate U.S. Holder, who:
•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	fails in certain circumstances to comply with applicable certification requirements.
A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Rather, the amount of any backup withholding generally should be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS.
Individuals who are U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individuals who are Non-U.S. Holders and certain U.S. entities) who hold “specified foreign financial assets” (as defined in Section 6038D of the Code) are required to file IRS Form 8938 with information relating to the asset for each taxable year in which the aggregate value of all such assets exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher dollar amount as prescribed by applicable Treasury regulations). Specified foreign financial assets would include, among other assets, the common shares, unless the shares held through an account maintained with a U.S. financial institution. Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders are encouraged consult their own tax advisors regarding their reporting obligations under this legislation.

Marshall Islands Tax Consequences
We are incorporated in the Republic of the Marshall Islands. Under current Marshall Islands law, we are not subject to tax on income or capital gains, no Marshall Islands withholding tax will be imposed upon payment of dividends by us to its shareholders, and holders of our common shares that are not residents of or domiciled or carrying on any commercial activity in the Marshall Islands will not be subject to Marshall Islands tax on the sale or other disposition of our common shares.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
We are offering     units, each unit consisting of one common share and one Class E Warrant to purchase one common share.
We are also offering to each purchaser whose purchase of common shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% of our outstanding common shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of common shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common shares. For each pre-funded warrant we sell (without regard to any limitation on exercise set forth therein), the number of common shares we are offering will be decreased on a one-for-one basis. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of common shares outstanding immediately after giving effect to such exercise. Each pre-funded warrant is being sold together with a Class E Warrant with the same terms as the Class E Warrants accompanying the common shares. Because one Class E Warrant is being sold together in this offering with each common share or, in the alternative, each pre-funded warrant to purchase one common share, the number of Class E Warrants sold in this offering will not change as a result of a change in the mix of the common shares and pre-funded warrants sold.
We are also registering the common shares included in the units and the common shares issuable from time to time upon exercise of the warrants offered hereby. The units offered hereby have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common shares (or pre-funded warrants) and the Class E Warrants comprising the units are immediately separable and will be issued separately in this offering.
The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the forms of warrant and warrant agency agreement, which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in such forms of warrant and warrant agency agreement.
Exercisability. The warrants are exercisable at any time after their original issuance and at any time, for the Class E Warrants, up to the date that is five years after their original issuance date, and, for the pre-funded warrants, until exercised in full. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a exercise notice in accordance with the terms of the warrant and, at any time a registration statement registering the issuance of the common shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant. We may be required to pay certain amounts as liquidated damages as specified in the warrants in the event we do not deliver common shares upon exercise of the warrants within the time periods specified in the warrants. No fractional common shares will be issued in connection with the exercise of a warrant, and we will issue a number of common shares equal to the number of common shares which a warrant holder would otherwise be entitled to purchase upon such exercise, rounded down to the nearest whole share.
Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage, but not in excess of 9.99%, provided that any increase will not be effective until the 61st day after such election.
Exercise Price. The exercise price per whole common share purchasable upon exercise of the warrants is $    per share. The exercise price and number of common shares issuable on exercise of the Class E

Warrants is subject to appropriate adjustments in the event of certain dividends, distributions and rights offerings to our common shareholders, stock splits, stock combinations, reclassifications or similar events affecting our common shares. The exercise price of the Class E Warrants may also be reduced to any amount and for any period of time at the sole discretion of our board of directors. The exercise price for the pre-funded warrants is $0.01 per share and the exercise price and number of common shares issuable on exercise of the pre-funded warrants will adjust in the event of certain stock splits, stock combinations, reclassifications or similar events affecting our common shares. The holders of pre-funded warrants also will have the right to participate on an as-exercised basis in certain dividends, distributions and rights offerings to our common shareholders.
Transferability. Subject to applicable laws, the pre-funded warrants and Class E Warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing. We do not intend to apply for the listing of the Class E Warrants or the pre-funded warrants on any stock exchange. Without an active trading market, the liquidity of the Class E Warrants and the pre-funded warrants will be limited.
Warrant Agent. The Class E Warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.
Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.
Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our common shares, the holder of a warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant.
Governing Law. The pre-funded warrants, the Class E Warrants and the warrant agreement are governed by New York law.

UNDERWRITING
We have entered into an underwriting agreement with Maxim Group LLC (the “Representative”), as representative of the underwriters listed below, dated August  , 2020. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to each underwriter named below, and each underwriter below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:
Underwriter	Number of Units
Maxim Group LLC
Fearnley Securities AS(*)
Fearnley Securities, Inc.
(*)
Fearnley Securities AS is not a U.S. registered broker-dealer and may not make sales of any shares in the United States or to U.S. persons except in compliance with applicable U.S. laws and regulations. To the extent that Fearnley Securities AS intends to effect sales of shares in the United States, it will do so only through its U.S. registered broker-dealer affiliate, Fearnley Securities, Inc., or one or more U.S. registered broker-dealers or otherwise as permitted by applicable U.S. law. The activities of Fearnley Securities AS in the United States will be effected only to the extent permitted by Rule 15a-6 under the Securities Exchange Act of 1934, as amended.

The underwriters are committed to purchase all of the units offered by us other than those covered by the over-allotment option described below, if they purchase any units. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.
The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Over-Allotment Option
We have granted a 45-day option to the Representative, exercisable one or more times in whole or in part, to purchase up to     additional common shares and/or pre-funded warrants and/or     additional Class E Warrants, less the underwriting discounts and commissions, to cover over-allotments, if any.
Discounts
The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional securities.
Total
	Per Unit	Per Pre- Funded Unit	Without Option	With Option
Public offering price	$	$	$	$
Underwriting discounts and commissions(1)	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$
(1)
In addition, we have agreed to pay $100,000 to Fearnley Securities, Inc. in the event that Fearnley Securities AS and Fearnley Securities, Inc. together purchase units in the offering with an aggregate public offering price of more than $3.0 million.

The underwriters propose to offer the units offered by us to the public at the public offering price set forth on the cover of this prospectus. In addition, the underwriters may offer some of the units to other securities dealers at such price less a concession of $    per unit. If all of the units offered by us are not sold at the public offering price, the Representative may change the offering price and other selling terms by means of a supplement to this prospectus.

We have also agreed to pay the following expenses of the Representative relating to the offering: (a) all filing fees and communication expenses associated with the review of this offering by FINRA; (b) all fees, expenses and disbursements relating to background checks of our officers and directors in an amount not to exceed $5,000 in the aggregate; and (c) fees for underwriters’ counsel; in an aggregate amount not to exceed $75,000.
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $300,000. This amount includes the Representative’s accountable expenses, including legal fees for Representative’s legal counsel, that we have agreed to pay at the closing of the offering in an aggregate amount of up to $75,000.
Discretionary Accounts
The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.
Lock-Up Agreements
Pursuant to “lock-up” agreements, we and certain of our affiliates, including all of our executive officers and directors, have agreed, subject to certain exceptions, without the prior written consent of the Representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any of our units, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of our securities, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any common shares or securities convertible into or exercisable or exchangeable for common shares or any other securities of our Company or publicly disclose the intention to do any of the foregoing, subject to certain exceptions, for a period of     days from the closing of this offering.
Other Compensation
Within     months following either the expiration of our engagement of the Representative or the consummation of the offering, if we complete any financing of equity, equity-linked, convertible or debt or other capital raising activity (other than the exercise by any person or entity of any options, warrants or other convertible securities issued in the offering and with certain other exceptions) with any of the investors that have participated in the offering (excluding any investors that held any of our securities prior to the expiration of the engagement or the closing of the offering, or were not introduced to us by the Representative), the Representative will be entitled to compensation as set forth in this section.
Electronic Offer, Sale and Distribution of Shares
A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members. The Representative may agree to allocate a number of securities to the underwriters and selling group members for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us, and should not be relied upon by investors.
Stabilization
In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.
•
Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

•
Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

•
Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of the securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making
In connection with this offering, the underwriters and selling group members may engage in passive market making transactions in our securities in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.
Certain Relationships
The underwriters and their affiliates have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage or other services to us and our affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.
The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which they may receive customary fees and reimbursements of expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.
Canada
This prospectus constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities. No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this prospectus or on the merits of the securities and any representation to the contrary is an offence.
Canadian investors are advised that this prospectus has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this prospectus is exempt from the requirement that the Company and the underwriter(s) provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships that may exist between the Company and the underwriter(s) as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement that the Company prepares and files a prospectus under applicable Canadian securities laws. Any resale of securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, pursuant to a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the securities outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases securities will be deemed to have represented to the Company, the underwriters and to each dealer from whom a purchase confirmation is received, as applicable, that the investor is (i) purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this prospectus does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum (such as this prospectus), including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defenses under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
China
The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (the “PRC”) (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”
European Economic Area
The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Regulation (EU) 2017/1123 (“Prospectus Regulation”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Regulation as implemented in that Relevant Member State:
(a)	an offer of securities addressed solely to qualified investors (as defined in the Prospectus Regulation);
(b)	an offer of securities addressed to fewer than 150 natural or legal persons in each Relevant Member State, other than qualified investors;
(c)	an offer of securities who acquire securities for a total consideration of at least EUR 100,000 per investor, for each separate offer; or
(d)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Regulation.

France
This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.
This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.
Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs non-qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.
Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.
Ireland
The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.
Israel
The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the “ISA”), nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy
The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societá e la Borsa, “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:
•
to Italian qualified investors, as defined in Article 100 of Decree No. 58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 11971”) as amended (“Qualified Investors”); and

•	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.
Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:
•
made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.
Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.
Japan
The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.
Portugal
This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Sweden
This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.
Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.
This document is personal to the recipient only and not for general circulation in Switzerland.
United Arab Emirates
Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by our Company.
No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.
United Kingdom
Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.
Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our company.
In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities offered by this prospectus supplement, all of which will be paid by us.
Registration fees	$*
Legal fees and expenses	150,000
Accounting fees and expenses	40,000
Miscellaneous
Total:	$300,000
*
The Registration Fee of $24,918, covering all of the securities being offered under the registration statement on Form F-3 (File No. 333- 226796) filed with the Commission with an effective date of August 17, 2018, of which this prospectus supplement forms a part, was previously paid. We allocate the cost of this fee on an approximately pro-rata basis with each offering.

LEGAL MATTERS
Certain legal matters in connection with the sale of the securities offered hereby will be passed upon for us by Watson Farley & Williams LLP, New York, New York with respect to matters of United States and Marshall Islands law. Ellenoff Grossman & Schole LLP, New York, New York will advise on certain legal matters in connection with the offering on behalf of the underwriters.
EXPERTS
The consolidated financial statements of Seanergy Maritime Holdings Corp. appearing in Seanergy Maritime Holdings Corp.’s Annual Report (Form 20-F) for the year ended December 31, 2019 (including schedule appearing therein), have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 3 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors-Accountants, or SOEL, Greece with registration number 107.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act of 1933, as amended, we filed a registration statement relating to the securities offered by this prospectus supplement and its accompanying prospectus with the Commission. This prospectus supplement and its accompanying prospectus are a part of that registration statement, which includes additional information.
Government Filings
We file annual and other reports with the Commission. You may read and copy any document that we file and obtain copies at prescribed rates from the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Further information about our company is available on our website at http://www.seanergymaritime.com. The information on our website, however, is not, and should not be, deemed to be a part of this prospectus supplement.
Information Incorporated by Reference
The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus supplement and accompanying prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede previously filed information, including information contained in this prospectus supplement and the accompanying prospectus.
We incorporate by reference the documents listed below:
•	Our annual report on Form 20-F for the year ended December 31, 2019, filed with the Commission on March 5, 2020;
•
Our reports on Form 6-K furnished to the Commission on March 5, 2020, April 3, 2020, April 14, 2020, April 14, 2020, April 21, 2020, April 24, 2020, April 30, 2020, May 1, 2020, May 6, 2020, May 8, 2020, May 20, 2020, May 26, 2020, June 8, 2020, June 26, 2020, July 1, 2020, July 8, 2020, July 16, 2020, July 24, 2020, August 6, 2020, and August 12, 2020.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and reports on Form 6-K that we furnish to the Commission after the date of this prospectus supplement that state they are incorporated by reference into this prospectus supplement until we file a post-effective amendment indicating that the offering of the securities made by this prospectus supplement has been terminated. In all cases, you should rely on the later information over different information included in this prospectus supplement or the accompanying prospectus.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or any sale of our securities.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporate by reference into this prospectus supplement by contacting us at the following address:
Seanergy Maritime Holdings Corp.
154 Vouliagmenis Avenue
166 74 Glyfada
Athens, Greece
Tel: +30 2130181507
Fax: +30 2109638404
Attn: General Counsel
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a “foreign private issuer”, we are exempt from the rules under the Securities and Exchange Act of 1934, as amended, or the Exchange Act, prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of Nasdaq, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer”, our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

PROSPECTUS
$200,000,000

SEANERGY MARITIME HOLDINGS CORP.
Through this prospectus we may periodically offer:
(1)	shares of our common stock;
(2)	shares of our preferred stock;
(3)	our debt securities;
(4)	our warrants;
(5)	our purchase contracts;
(5)	our rights; and
(6)	our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The aggregate offering price of all securities issued under this prospectus may not exceed $200,000,000. The securities issued under this prospectus may be offered directly or through underwriters, agents or dealers. The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.
The prices and other terms of the securities that we will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common shares and class A warrants trade on the Nasdaq Capital Market under the symbols “SHIP” and “SHIPW”, respectively.
The aggregate market value of our outstanding common stock held by non-affiliates is $20,033,548, based on 38,193,348 shares of common stock outstanding, of which 20,235,907 are held by non-affiliates, and a closing price on the Nasdaq Capital Market of $0.99 on August 9, 2018. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 during the twelve calendar month period that ends on and includes the date hereof.
An investment in these securities involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 17, 2018

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell shares of common stock, shares of preferred stock, debt securities, warrants, purchase contracts, rights and units described in this prospectus from time to time in one or more offerings, up to a total of $200,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should read carefully both this prospectus and any supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled “Where You Can Find Additional Information”.
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained in or incorporated by reference in this prospectus. As an investor or prospective investor, you should review carefully all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the “Risk Factors” and our financial statements and related notes contained or incorporated by reference herein and therein, before making an investment decision.
Unless the context otherwise requires, as used in this prospectus, the terms “Company”, “we”, “us”, and “our” refer to Seanergy Maritime Holdings Corp. and all of its subsidiaries, and “Seanergy Maritime Holdings Corp.” refers only to Seanergy Maritime Holdings Corp. and not to its subsidiaries. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry. Our reporting currency is the U.S. dollar and all references in this prospectus to “$” or “dollars” are to U.S. dollars.
Our Company
We are an international shipping company specializing in the worldwide seaborne transportation of drybulk commodities. We believe we have established a reputation in the international drybulk shipping industry for operating and maintaining vessels with high standards of performance, reliability and safety. We have assembled a management team comprised of executives who have extensive experience operating large and diversified fleets, and who have strong ties to a number of international charterers.
In 2015, we acquired eight modern drybulk vessels (Capesize and Supramaxes), in 2016, we acquired two Capesize drybulk vessels and in 2017, we acquired an additional Capesize drybulk vessel. We currently own ten vessels and bareboat charter in one vessel and we refer to all eleven vessels as our Fleet. Capesize vessels range in size between 150,000 to 190,000 dwt. Supramax vessels range in size between 40,000 to 65,000 dwt.
In particular, since March 2015, we have invested $275.1 million to acquire our Fleet. More specifically, in March 2015, we took delivery of the first vessel in our Fleet, a secondhand Capesize vessel, Leadership, from an unaffiliated third party for $17.1 million. The acquisition was funded with proceeds from a senior secured loan, a convertible promissory note issued to an entity affiliated with our principal shareholder, who we refer to as our Sponsor, and the sale of common shares to our Sponsor. Between September and December of 2015 we took delivery of seven additional secondhand drybulk vessels, consisting of five Capesize vessels, Premiership, Geniuship, Gloriuship, Squireship and Championship, and two Supramax vessels, Gladiatorship, and Guardianship, from entities affiliated with our Sponsor for an aggregate purchase price of $184.6 million. These acquisitions were funded with proceeds from senior secured loans, a revolving convertible promissory note issued to an entity affiliated with our Sponsor, and the sale of common shares to our Sponsor. During November and December of 2016, we took delivery of two additional secondhand Capesize vessels, Lordship and Knightship from an unaffiliated third party for an aggregate purchase price of $40.8 million. The acquisitions were mainly funded with proceeds from a senior secured loan and through a loan facility with an entity affiliated with our Sponsor. In May 2017, we took delivery of an additional secondhand Capesize vessel, Partnership, from an unaffiliated third party for an aggregate purchase price of $32.7 million. The acquisition was mainly funded with proceeds from a senior secured loan and through a loan facility with an entity affiliated with our Sponsor. In June 2018, we sold and leased back one of our vessels, the Knightship, from a major Chinese leasing institution.

Our Fleet
As of the date of this prospectus, our Fleet comprises eleven drybulk carriers, comprised of nine Capesize vessels and two Supramax vessels, with a combined cargo-carrying capacity of approximately 1,682,582 dwt and an average age of approximately 9.3 years. The following table lists the vessels in our Fleet as of the date of this prospectus:
Vessel Name	Year Built	Dwt	Flag	Yard	Type of Employment
Championship	2011	179,238	LIB	Sungdong	Spot
Partnership	2012	179,213	MI	Hyundai	Time Charter(1)
Knightship(2)	2010	178,978	LIB	Hyundai	Spot
Lordship	2010	178,838	LIB	Hyundai	Time Charter(3)
Gloriuship	2004	171,314	MI	Hyundai	Spot
Leadership	2001	171,199	BA	Koyo – Imabari	Spot
Geniuship	2010	170,057	MI	Sungdong	Spot
Premiership	2010	170,024	IoM	Sungdong	Spot
Squireship	2010	170,018	LIB	Sungdong	Spot
Guardianship	2011	56,884	MI	CSC Jinling	Spot
Gladiatorship	2010	56,819	BA	CSC Jinling	Spot
Average Age/Total dwt:	9.3 years	1,682,582
(1)
This vessel is being chartered by a major European utility and energy company and was delivered to the charterer on June 13, 2017 for a period of employment of about 12 months to about 18 months at a gross daily rate of $16,200.

(2)	This vessel was sold to and leased back from a major Chinese leasing institution on June 29, 2018 for an eight year period.
(3)
This vessel is being chartered by a major European charterer and was delivered to the charterer on June 28, 2017 for a period of about 18 months to about 22 months. The net daily charter hire is calculated at an index linked rate based on the five routes average time charter rate of the Baltic Capesize Index. In addition, the time charter provides us an option for any period of time during the hire to be converted into a fixed rate time charter, between three months and 12 months, with a rate corresponding to the prevailing value of the respective Capesize forward freight agreement.

Key to Flags:
BA – Bahamas, IoM – Isle of Man, LIB – Liberia, MI – Marshall Islands
Management of Our Fleet
We manage our vessels’ operations, insurances, claims and bunkering and have the general supervision of our third-party technical and commercial managers. Pursuant to technical management agreements with our vessel owning subsidiaries, V.Ships Limited, or V.Ships, an independent third party, provides technical management for our vessels that includes general administrative and support services, such as crewing and other technical management and accounting related to vessels and provisions. Fidelity Marine Inc., or Fidelity, an independent third party, provides commercial management services for all of the vessels in our Fleet pursuant to a commercial management agreement with Seanergy Management Corp., our wholly-owned ship managing subsidiary.
Corporate Information
We were incorporated under the laws of the Republic of the Marshall Islands on January 4, 2008, originally under the name Seanergy Merger Corp., as a wholly-owned subsidiary of Seanergy Maritime Corp. We changed our name to Seanergy Maritime Holdings Corp. on July 11, 2008. Our principal executive office is located at 154 Vouliagmenis Avenue, 166 74 Glyfada, Athens, Greece. Our telephone number at that address is +30 210 8913507. Our corporate website address is www.seanergymaritime.com. The information contained on our website does not constitute part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk and uncertainty. You should carefully consider the risks discussed under the caption “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2017, and incorporated by reference herein, as well as the other information included in this prospectus and the other documents we have incorporated by reference in this prospectus, including the section entitled “Risk Factors” in future Annual Reports before deciding to invest in our securities. In addition, prospective U.S. Holders (as such term is defined in the discussion of “Taxation” in our annual report on Form 20-F for the year ended December 31, 2017) should consider the significant U.S. tax consequences relating to the ownership of our securities. Furthermore, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in any securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks below.
There is no guarantee of a continuing public market for you to resell our common stock.
On April 23, 2018, we received notice from the Nasdaq Stock Market, or the Nasdaq, indicating that we were no longer in compliance with Nasdaq Listing Rule 5550(a)(2) because the closing share bid price was below the minimum $1.00 per share requirement for 30 consecutive business days, from March 8, 2018 to April 20, 2018. We have 180 days, or until October 22, 2018, to regain compliance. We intend to monitor the closing bid price of our common stock between now and October 22, 2018 and are considering our options, in order to regain compliance with the Nasdaq Capital Market minimum bid price requirement. We can cure this deficiency if the closing bid price of our common stock is $1.00 per share or higher for at least ten consecutive business days during the grace period. In the event we do not regain compliance within the 180-day grace period and meet all other listing standards and requirements, we may be eligible for an additional 180-day grace period. During this time, our common stock will continue to be listed and trade on the Nasdaq Capital Market. However, if we do not regain compliance with the Nasdaq’s continued listing standards and delist from the Nasdaq and our common shares are not subsequently listed and registered on another national securities exchange, we will be unable to meet certain transaction requirements that would effectively prevent us from offering and selling additional common shares under this registration statement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements in this report are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records and other data available from third parties. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections. As a result, you are cautioned not to rely on any forward-looking statements.
In addition to these important factors, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:
•	changes in shipping industry trends, including charter rates, vessel values and factors affecting vessel supply and demand;
•	changes in seaborne and other transportation patterns;
•	changes in the supply of or demand for drybulk commodities, including drybulk commodities carried by sea, generally or in particular regions;
•	changes in the number of newbuildings under construction in the drybulk shipping industry;
•	changes in the useful lives and the value of our vessels and the related impact on our compliance with loan covenants;
•	the aging of our Fleet and increases in operating costs;
•	changes in our ability to complete future, pending or recent acquisitions or dispositions;
•	our ability to achieve successful utilization of our expanded Fleet;
•
changes to our financial condition and liquidity, including our ability to pay amounts that we owe and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities;

•	risks related to our business strategy, areas of possible expansion or expected capital spending or operating expenses;
•	changes in our ability to leverage the relationships and reputation in the drybulk shipping industry of our third-party managers, V.Ships and Fidelity;
•	changes in the availability of crew, number of off-hire days, classification survey requirements and insurance costs for the vessels in our Fleet;
•	changes in our relationships with our contract counterparties, including the failure of any of our contract counterparties to comply with their agreements with us;
•	loss of our customers, charters or vessels;
•	damage to our vessels;
•	potential liability from future litigation and incidents involving our vessels;
•	our future operating or financial results;

•	acts of terrorism and other hostilities;
•	changes in global and regional economic and political conditions; and
•	changes in governmental rules and regulations or actions taken by regulatory authorities, particularly with respect to the drybulk shipping industry.
Should one or more of the foregoing risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects, on us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable laws. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.
See the section entitled “Risk Factors,” on page 3 of this prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, and incorporated by reference herein, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our unaudited ratio of earnings to fixed charges for each of the years ended December 31, 2017, 2016, 2015, 2014 and 2013 and for the six months period ended June 30, 2018.(1)
	Six Months Ended June 30,	Year Ended December 31,
	2018	2017	2016	2015	2014	2013
Earnings / (Loss):
Net income / (loss)	$(12,309)	$(3,235)	$(24,589)	$(8,956)	$80,348	$10,906
Add: Fixed charges	12,356	17,371	9,860	1,875	1,569	8,475
Less: Distributed income of equity investees	—	—	—	—	—	—
Less: Interest capitalized	—	—	—	—	—	—
Total Earnings	$47	$14,136	$(14,729)	$(7,081)	$81,917	$19,381
Fixed Charges
Interest expensed and capitalized	$9,673	$14,680	$8,396	$1,618	$1,207	$7,219
Amortization and write-off of capitalized expenses related to indebtedness	2,658	2,658	1,428	206	246	1,090
Interest component of rental expense(3)	25	33	36	51	116	166
Total Fixed Charges	$12,356	$17,371	$9,860	$1,875	$1,569	$8,475
Ratio of Earnings to Fixed Charges(2)	N/A	N/A	N/A	N/A	52.21x	2.29x
Dollar amount of the coverage deficiency	12,309	3,235	24,589	8,956	N/A	N/A
(1)	We have not issued any preferred stock as of the date of this prospectus.
(2)
For purposes of computing the consolidated ratio of earnings to fixed charges, “earnings” consist of pre-tax income from continuing operations prepared under U.S. GAAP plus fixed charges and “fixed charges” represent interest incurred and amortization of deferred financing costs. The consolidated ratio of earnings to fixed charges is a ratio that we are required to present in this prospectus supplement and has been calculated in accordance with SEC rules and regulations. This ratio has no application to our credit facilities, and we believe is not a ratio generally used by investors to evaluate our overall operating performance.

(3)	The interest component of rental expense is estimated to equal 1/3 of such expense, which is considered reasonable approximation of the interest factor.

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION
Each prospectus supplement will include information on our consolidated capitalization.

DILUTION
Information about the amount by which the offering price of our common shares issued pursuant to this prospectus exceeds the net tangible book value per share of our common shares following such issuance will be included in a prospectus supplement.

PRICE RANGE OF SHARES OF COMMON STOCK
Our common shares are traded on the Nasdaq Capital Market, under the symbol “SHIP”. The following table sets forth the high and low closing prices for each of the periods indicated for our common shares as adjusted for the one-for-fifteen reverse stock split effective June 24, 2011 and the one-for-five reverse stock split effective January 8, 2016:
	High	Low
For the Year ended December 31:
2017	$1.43	$ 0.61
2016	7.20	1.15
2015	6.75	2.75
2014	9.95	4.13
2013	12.30	4.00

For the Quarter Ended:
June 30, 2018	$0.94	$ 0.83
March 31, 2018	1.15	0.87
December 31, 2017	1.43	0.93
September 30, 2017	1.23	0.71
June 30, 2017	1.20	0.61
March 31, 2017	1.25	0.76
December 31, 2016	7.20	1.15
September 30, 2016	6.20	2.06
June 30, 2016	3.01	2.10
March 31, 2016	5.54	1.58

For the Month:
August 2018 (up to August 9, 2018)	$0.99	$ 0.95
July 2018	0.94	0.87
June 2018	0.90	0.83
May 2018	0.94	0.83
April 2018	0.93	0.72
March 2018	1.15	0.87
February 2018	1.06	1.00

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold by us under this registration statement.

ENFORCEABILITY OF CIVIL LIABILITIES
We are a Marshall Islands company, and our principal executive office is located outside of the United States in Greece. Some of our directors, officers and the experts named in this registration statement reside outside the United States. In addition, a substantial portion of our assets and the assets of certain of our directors, officers and experts are located outside of the United States. As a result, it may be difficult or impossible for U.S. investors to serve process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws.
Furthermore, there is substantial doubt that courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

DESCRIPTION OF CAPITAL STOCK
For the complete terms of our capital stock, please refer to our amended and restated articles of incorporation and our second amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. The Business Corporation Act of the Republic of the Marshall Islands, or the BCA, may also affect the terms of our capital stock.
For purposes of the following description of capital stock, references to “us”, “we” and “our” refer only to Seanergy Maritime Holdings Corp. and not any of its subsidiaries.
Purpose
Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our shareholders.
Authorized Capitalization
Our authorized capital stock consists of 500,000,000 registered common shares, par value $0.0001 per share, of which 38,193,348 shares were issued and outstanding as of the date of this prospectus, and 25,000,000 registered preferred shares with par value of $0.0001, of which no shares are issued and outstanding. Our board of directors has the authority to establish such series of preferred stock and with such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issue of such preferred stock.
Share History
We were incorporated under the laws of the Republic of the Marshall Islands on January 4, 2008, originally under the name Seanergy Merger Corp., as a wholly-owned subsidiary of Seanergy Maritime Corp. We changed our name to Seanergy Maritime Holdings Corp. on July 11, 2008. Seanergy Maritime Corp.’s shares of common stock were originally listed on the American Stock Exchange. On October 15, 2008, Seanergy Maritime Corp.’s shares of common stock commenced trading on the Nasdaq Global Market. Following the dissolution of Seanergy Maritime Corp., our shares of common stock started trading on the Nasdaq Global Market on January 28, 2009. Effective December 21, 2012, we transferred our stock listing to the Nasdaq Capital Market. The following information gives effect to a one-for-five reverse stock split of our common shares that became effective on January 8, 2016.
On January 31, 2012, we completed an equity injection plan with four entities affiliated with the Restis family. In exchange for $10 million, we issued an aggregate of 928,324 of our common shares to the four entities at a price of $10.7721 per share.
On June 24, 2014, we entered into a share purchase agreement with Plaza Shipholding Corp., or Plaza, and Comet Shipholding Inc., or Comet, which are both companies affiliated with our Sponsor’s family, under which we sold 378,000 of our common shares for $1.134 million, equal to a price per share of $3.00, and on the same date we entered into a registration rights agreement in connection with such share purchase.
On September 29, 2014, we entered into a share purchase agreement with Plaza and Comet, under which we sold 320,000 of our common shares for $0.96 million, equal to a price per share of $3.00, and on the same date we entered into a registration rights agreement in connection with such share purchase.
On December 19, 2014, we entered into a share purchase agreement with Jelco, under which we sold 888,000 of our common shares for $1.11 million, equal to a price per share of $1.25, and on the same date we entered into a registration rights agreement in connection with such share purchase.
On March 12, 2015, we entered into a share purchase agreements with Jelco and our Chief Executive Officer, under which we sold 5,000,100 of our common shares for $4.5 million to Jelco and 333,400 of our common shares to our Chief Executive Officer for $0.3 million, equal to a price per share of $0.90. On the same date, we entered into registration rights agreements with Jelco and our Chief Executive Officer with respect to these common shares.
On September 7, 2015, we entered into a share purchase agreement with Jelco, under which we sold 10,022,240 of our common shares in three tranches to Jelco for $9.0 million or $0.90 per share. On the same date, we entered into registration rights agreement with Jelco with respect to these common shares.

On August 5, 2016, we sold 1,180,000 of our common shares in a registered direct offering to an unaffiliated institutional investor at a public offering price of $4.15 per share.
On November 23, 2016, we sold 1,305,000 of our common shares in a registered direct offering to unaffiliated institutional investors at a public offering price of $2.75 per share.
On December 13, 2016, we sold 10,000,000 of our common shares and Class A Warrants to purchase 10,000,000 of our common shares in a registered public offering at a combined public offering price of $1.50 per share and warrant. In connection with the sale of the securities, we issued to the representative of the underwriters a Representative’s Warrant to purchase 500,000 of our common shares.
On December 15, 2016, we issued an aggregate of 772,800 of our common shares to certain of our directors, officers and employees pursuant to our 2011 Equity Incentive Plan.
On December 21, 2016, pursuant to the exercise of the over-allotment option granted to the underwriters in the public offering that was completed on December 13, 2016, we sold an additional 1,300,000 of our common shares and Class A Warrants to purchase 1,500,000 of our common shares. In connection with the sale of the securities, we issued to the representative of the underwriters a Representative’s Warrant to purchase 65,000 of our common shares.
On April 10, 2017, we issued 125,000 of our common shares in a private placement to a third-party service provider as compensation.
On February 3, 2017, we entered into an Equity Distribution Agreement with Maxim Group LLC, as sales agent, pursuant to which we sold 2,782,136 of our common shares for an aggregate net proceeds of $2.6 million. On June 27, 2017, we and Maxim Group LLC mutually terminated the Equity Distribution Agreement.
Our Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws
Under our second amended and restated bylaws, annual shareholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Special meetings of the shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time exclusively by the board of directors. Notice of every annual and special meeting of shareholders shall be given at least 15 but not more than 60 days before such meeting to each shareholder of record entitled to vote thereat.
Directors
Our directors are elected by the affirmative vote of a plurality of the votes cast at a meeting of the shareholders by the holders of shares entitled to vote in the election. Our amended and restated articles of incorporation and second amended and restated bylaws prohibit cumulative voting in the election of directors.
The board of directors must consist of at least one member and not more than thirteen. Each director shall be elected to serve until the third succeeding annual meeting of shareholders and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. The board of directors has the authority to fix the amounts which shall be payable to the members of our board of directors, and to members of any committee, for attendance at any meeting or for services rendered to us.
Classified Board
Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our company. It could also delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.
Election and Removal
Our amended and restated articles of incorporation and second amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors.

Our second amended and restated bylaws provide that our directors may be removed only for cause and only upon the affirmative vote of the majority of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Dissenters’ Rights of Appraisal and Payment
Under the BCA, our shareholders generally have the right to dissent from the sale of all or substantially all of our assets not made in the usual course of our business and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our articles of incorporation, a shareholder also has the right to dissent and receive payment for his or her shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment.
Shareholders’ Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common shares both at the time the derivative action is commenced and at the time of the transaction to which the action relates.
Anti-takeover Provisions of our Charter Documents
Several provisions of our amended and restated articles of incorporation and second amended and restated bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Limited Actions by Shareholders
Our amended and restated articles of incorporation and second amended and restated bylaws provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of our shareholders or by the unanimous written consent of our shareholders.
Our amended and restated articles of incorporation and second amended and restated bylaws provide that only our board of directors may call special meetings of our shareholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting for shareholders’ consideration of a proposal over the opposition of our board of directors and shareholders’ consideration of a proposal may be delayed until the next annual meeting.
Blank Check Preferred Stock
Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Transfer Agent
The registrar and transfer agent for our common shares is Continental Stock Transfer & Trust Company.
Listing
Our common shares trade on the Nasdaq Capital Market under the symbol “SHIP”.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;

•	any optional or mandatory sinking fund provisions;
•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.
Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.
Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC’s nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee	$24,900
FINRA filing fee	$30,500
Nasdaq listing fee	$*
Legal fees and expenses	$*
Accounting fees and expenses	$*
Printing and engraving expenses	$*
Transfer agent and registrar fees	$*
Indenture trustee fees and expenses	$*
Blue sky fees and expenses	$*
Miscellaneous	$*
Total	$*
*	To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this registration statement.
Legal Matters
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States and Marshall Islands.
Experts
The consolidated financial statements of Seanergy Maritime Holdings Corp. appearing in Seanergy Maritime Holdings Corp.’s Annual Report (Form 20-F) for the year ended December 31, 2017 (including schedule appearing therein), have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants (“SOEL”), Greece with registration number 107.
Where You Can Find Additional Information
As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the SEC. You may read and copy any document that we file and obtain copies at prescribed rates from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Further information about our company is available on our website at http://www.seanergymaritime.com. The information on our website does not constitute a part of this prospectus.
Information Incorporated by Reference
The SEC allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2017, filed with the SEC on March 7, 2018, and our Annual Report on Form 20-F/A filed with the SEC on March 8, 2018.
•	Our Current Report on Form 6-K, filed with the SEC on April 27, 2018.
•	Our Current Report on Form 6-K, filed with the SEC on July 9, 2018.
•	Our Current Report on Form 6-K, filed with the SEC on August 10, 2018.
•	Our Form 8-A12B, filed with the SEC on September 19, 2007, registering our common shares, par value $0.0001 per share, under Section 12(b) of the Exchange Act, and any amendment filed thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
Seanergy Maritime Holdings Corp.
154 Vouliagmenis Avenue
166 74 Glyfada, Athens, Greece
+30 210 8913507 (telephone number)
These reports may also be obtained on our website at www.seanergymaritime.com. None of the information on our website is a part of this prospectus.
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of any stock exchange on which our common shares may be listed in the future, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a “foreign private issuer”, our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Units consisting of
Common Shares or
Pre-Funded Warrants to Purchase Common Shares and
Class E Warrants to Purchase Common Shares

PROSPECTUS SUPPLEMENT
Sole Bookrunning Manager	Lead Manager

MAXIM GROUP LLC	FEARNLEY SECURITIES
    , 2020